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PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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                             SouthBanc Shares, Inc.
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                (Name of Registrant as Specified in Its Charter)


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      On July 16,  2001,  SouthBanc  Shares,  Inc.  ("SouthBanc")  and  National
Commerce Financial Corporation ("NCF") issued the following joint press release which reported that NCF and SouthBanc had entered into an Agreement and Plan of Reorganization, pursuant to which SouthBanc will be merged with and into NCF, with NCF being the surviving entity:




NATIONAL COMMERCE FINANCIAL CORPORATION TO ACQUIRE SOUTHBANC
SHARES, INC.


ALSO ANNOUNCES PLANS FOR IN-STORE BANKING IN SOUTH CAROLINA

MEMPHIS,  TENN., JULY 16, 2001 - National Commerce  Financial  Corporation (NCF)

(NASDAQ:  NCBC)  announced  today that it has signed a  definitive  agreement to acquire  SouthBanc  Shares,  Inc.  (NASDAQ:  SBAN),  which is  headquartered  in

Anderson,  South  Carolina.  SouthBanc  operates 11  branches,  primarily in the

Greenville-Spartanburg-Anderson  Metropolitan  Statistical  Area,  and had  $671

million in assets,  $508 million in loans and $452  million in  deposits,  as of

March 31,  2001.  Upon  closing,  SouthBank,  the  savings  bank  subsidiary  of

SouthBanc,  will be  integrated  into Central  Carolina  Bank and Trust  Company

("CCB"), NCF's North and South Carolina banking subsidiary.


Also today,  executives  from NCF  announced  they plan to execute the Company's in-store banking strategy in the South Carolina market and anticipate announcing an agreement with a retailer in the market before the end of the week.


The SouthBanc  transaction is valued at  approximately  $126 million and will be accounted for as a purchase.  Each  SouthBanc  shareholder  can elect to receive either $28.00 in cash, 1.1142 shares of NCF common stock, or $14.00 in cash plus

 .5571 of a share  of NCF  common  stock as  consideration;  however,  the  total consideration  must be paid 50% in NCF stock and 50% in cash.  The  acquisition,

which is expected to close in the fourth quarter of 2001, is subject to approval by regulators and SouthBanc shareholders.


"This in-market acquisition, combined with our planned in-store locations, gives

us    a    greatly    enhanced    market    presence    in    the    high-growth

Greenville-Spartanburg-Anderson region," said Ernest



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C. Roessler,  NCF president and chief executive  officer.  "SouthBanc has a long history  of  outstanding  service  to its  customers  and  we  look  forward  to continuing that record under the CCB name, while at the same time,  offering new products and services previously unavailable to those customers."


" We are extremely proud of the value we have created for our  shareholders  and the service we have provided for our customers over our long history,  "" stated

Robert W. "Lujack" Orr, President and Chief Executive Officer of SouthBanc. " We

look  forward  to  combining  with a company  that  shares  our  vision and will continue this tradition."


The  transaction  represents a price to March 31, 2001 tangible book value ratio of 1.49x and a price to  SouthBanc's  annualized  core  earnings for the quarter ended March 31, 2001 of 16.8x.  NCF  expects to realize  $5.7  million in annual pre-tax cost savings from the  consolidation.  As a result, the acquisition will be accretive to NCF's 2002 cash earnings per share.


ABOUT NATIONAL COMMERCE FINANCIAL

National  Commerce  Financial  Corporation  is a leading  seller and marketer of diversified  financial and consulting  services  delivered  through its national network of banking and  non-banking  affiliates.  With $18 billion in assets and approximately  400 locations  throughout the Southeast,  NCF is headquartered in

Memphis,  Tennessee,  and maintains  operational  headquarters in Durham,  North

Carolina.  CCB, a  wholly-owned  subsidiary,  operates 228 branches in North and

South  Carolina,  primarily  located  in  MSAs  along  the  I-85  corridor  from

Raleigh-Durham-Chapel  Hill, North Carolina to  Greenville-Spartanburg-Anderson,

South Carolina.


This news release contains forward-looking statements (within the meaning of the

Private  Securities  Litigation Reform Act of 1995),  which involve  significant risks and  uncertainties.  A variety of factors  could cause actual  results and

experience  to  differ   materially  from  the  anticipated   results  or  other

expectations expressed in such forward-looking statements.

NCF does not assume any obligation to update these forward-looking statements or to update the reasons why actual  results  could differ from those  projected in the forward-looking statements.




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Factors  that might  cause such a  difference  include,  but are not  limited to competition  from both  financial  and  non-financial  institutions;  changes in interest rates,  deposit flows,  loan demand and real estate values;  changes in legislation  or  regulation;  changes  in  accounting  principles,  policies  or guidelines;  the timing and occurrence (or  non-occurrence)  of transactions and events that may be subject to circumstances beyond the control of NCF; and other

economic,  competitive,   governmental,  regulatory  and  technological  factors

affecting NCF specifically or the banking industry or economy generally.


NCF and SouthBanc will be filing a proxy statement/prospectus and other relevant documents  concerning the merger with the United States  Securities and Exchange

Commission (the "SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS

AND ANY OTHER RELEVANT  DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN

IMPORTANT INFORMATION.


Investors will be able to obtain these documents free of charge at the SEC's web site  (www.sec.gov).  In addition,  documents  filed with the SEC by NCF will be available free of charge from the Chief  Financial  Officer,  National  Commerce

Financial Corporation,  One Commerce Square, Memphis, Tennessee 38150. Documents

filed  with the SEC by  SouthBanc  will be  available  free of  charge  from the

Corporate Secretary,  SouthBanc Shares,  Inc., 907 North Main Street,  Anderson,

South Carolina 29621.


The directors,  executive  officers,  and certain other members of management of

SouthBanc may be soliciting proxies in favor of the merger from the shareholders of SouthBanc.  For information about these directors,  executive  officers,  and members of management,  shareholders are asked to refer to the most recent proxy statement issued by SouthBanc, which is available at the address provided in the preceding paragraph.